UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 21, 2020

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte
North Carolina
28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition and Disposition of Assets

As previously announced, on December 12, 2019, EnPro Holdings, Inc. (“EnPro Holdings”) and Fairbanks Morse, LLC (“Fairbanks Morse”), wholly owned direct and indirect subsidiaries, respectively, of EnPro Industries, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement dated as of December 12, 2019 (the Purchase Agreement”) with Arcline FM Holdings, LLC, a Delaware limited liability company (the “Buyer”) and an affiliate of Arcline Investment Management, LP, pursuant to which EnPro Holdings agreed to transfer all of the outstanding equity interests in Fairbanks Morse to the Buyer, and to cause one of its subsidiaries to sell certain related Canadian assets to an affiliate of the Buyer, for an aggregate purchase price of $450 million (the “Transaction”). The Transaction was completed on January 21, 2020. The purchase price is subject to adjustment based on Fairbanks Morse’s cash, debt and working capital on January 21, 2020.

Simultaneous with the closing of the Transaction and to facilitate the continued operation of the business conducted by Fairbanks Morse during a transition period, EnPro Holdings and the Buyer entered into a transition services agreement pursuant to which EnPro Holdings is to provide specified services, including payroll services and ERP system access, to the Buyer for periods specified therein for specified service charges.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 13, 2019, and which is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On January 21, 2020, the Company issued a press release announcing the completion of the Transaction. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The following unaudited pro forma financial information, which is filed as Exhibit 99.2 hereto and incorporated by reference herein, gives effect to the completion of the Transaction pursuant to the Purchase Agreement as described under Item 2.01 above:

•	Unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019 and the years ended December 31, 2018, 2017 and 2016;

•	Unaudited pro forma consolidated balance sheet as of September 30, 2019; and

•	Notes to unaudited pro forma consolidated financial statements.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1
Membership Interest Purchase Agreement dated as of December 12, 2019 among EnPro Holdings, Inc., Fairbanks Morse, LLC and Arcline FM Holdings, LLC, incorporated by reference to Exhibit 2.1 to the Current report on Form 8-K filed by EnPro Industries, Inc. on December 13, 2019*

99.1	Press release dated January 21, 2020
99.2	Unaudited pro forma consolidated financial information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_________________

*
Certain schedules, annexes and exhibits referred to therein have been omitted pursuant to Item 601(b)(2) of Regulation S-K because the information set forth therein is both not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 21, 2020

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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